EXHIBIT 5.1


                                 EISEMAN LEVINE
                             LEHRHAUPT & KAKOYIANNIS
                           A Professional Corporation
                                845 Third Avenue
                            New York, New York 10022

                                     -------

                            Telephone (212) 752-1000
                            Facsimile (212) 355-4608

June  28, 2002


Simplicia Telecommunications, Inc.
280 Fairway Bay NW
Airdrie, Alberta  T4B 2P5


      Re:   Simplicia Telecommunications, Inc.
            Registration Statement on Form SB-2 (SEC File No. 333-75444)


Dear Sir or Madam:


      We have acted as counsel for Simplicia Telecommunications, Inc., a corporation existing under the laws of the State of Delaware(the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by the Company of 300,000 of the Company's common shares, $0.0001 par value (the "Common Shares").


      In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, (ii) the Company's Certificate of Amendment of the Certificate of Incorporation, and (iii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.




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EISEMAN LEVINE LEHRHAUPT & KAKOYIANNIS, P.C.


      Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.


      We hereby consent to the reference to this firm under the captions "Legal Matters" and "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours


                                    Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.


                                          By: /s/ "Joseph Sierchio"
                                             ----------------------
                                                   Joseph Sierchio





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